EXHIBIT 99.1

For Further Information Contact: Bioject Medical Technologies Inc.
Ralph Makar President and CEO 503-692-8001 ext. 4137	Chris Farrell Vice President of Finance 503-692-8001 ext. 4132

BIOJECT RECEIVES NASDAQ STAFF DETERMINATION

Company to Request Hearing Citing New Strategic Plan

PORTLAND, OR, May 23, 2008 – Bioject Medical Technologies Inc. (NASDAQ: BJCT), a leading developer of needle-free injection therapy systems, today announced that, as anticipated, on May 20, 2008, the Company received a letter from the Listing Qualifications Staff of The NASDAQ Stock Market LLC (the “Staff Determination”) notifying the Company that, based upon the Company’s non-compliance with the $1.00 minimum bid price requirement set forth in NASDAQ Marketplace Rule 4310(c)(4), the Company’s securities are subject to delisting from The NASDAQ Capital Market unless the Company requests a hearing before the NASDAQ Listing Qualifications Panel (the “NASDAQ Panel”).

The Company plans to request a hearing before the NASDAQ Panel, which will stay any action with respect to the Staff Determination until the Panel renders a decision subsequent to the hearing. The Company anticipates that the hearing will be scheduled to occur within the next 45-60 days. There can be no assurance that the Panel will grant the Company’s request for continued listing.

“Given the new strategy and the envisioned activities anticipated to transpire in the near future, Bioject plans to fully pursue the NASDAQ hearing process and all viable options, which are aligned with the long term interests of the Company, to remain listed on the NASDAQ,” said Ralph Makar, President and CEO of Bioject. “The team at Bioject is excited about the new strategic plan and has already taken the initial steps to take the organization to the next level.”

As previously disclosed by the Company on November 20, 2007, the recent Staff Determination follows correspondence from NASDAQ indicating that, should the Company fail to regain compliance with the $1.00 minimum bid price requirement by May 19, 2008, NASDAQ would provide the Company with written notification of such non-compliance and the opportunity to request a hearing before the NASDAQ Panel.

Bioject Medical Technologies Inc., based in Portland, Oregon, is an innovative developer and manufacturer of needle-free injection therapy systems (NFITS). NFITS provide an empowering technology and works by forcing medication at high speed through a tiny orifice held against the skin. This creates a fine stream of high-pressure fluid penetrating the skin and depositing medication in the tissue beneath. The Company is focused on developing mutually beneficial agreements with leading pharmaceutical, biotechnology, and veterinary companies.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, regarding regaining compliance with NASDAQ listing standards. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the

Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors include, without limitation, the risk that Bioject’s stock price may not increase adequately to satisfy the minimum bid requirement, the risk that NASDAQ does not agree that our proposal to regain compliance with listing standards is likely to achieve success, and the risk that Bioject’s new strategic plan will not render the anticipated benefits to the Company and its business. Readers of this press release are referred to the Company’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K and Forms 10-Q for further discussions of factors that could affect the Company’s business and its future results. Forward-looking statements are based on the estimates and opinions of management on the date the statements are made. The Company assumes no obligation to update forward-looking statements if conditions or management’s estimates or opinions should change.

For more information about Bioject, visit www.bioject.com.